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                                                                      EXHIBIT 21

                         McDERMOTT INTERNATIONAL, INC.
                  SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                       FISCAL YEAR ENDED MARCH 31, 1998



                                                    JURISDICTION     PERCENTAGE
                                                          OF        OF OWNERSHIP
              NAME OF COMPANY                       ORGANIZATION      INTEREST



McDermott International Investments Co., Inc.             Panama          100
 McDermott International Project Management, Inc.         Panama          100
    McDermott Sakhalin, Inc.                              Panama          100

J. Ray McDermott, S.A.                                    Panama          100
 J. Ray McDermott Holdings, Inc.                          Panama          100
    J. Ray McDermott, Inc.                                Delaware        100
 J. Ray McDermott International, Inc.                     Panama          100
    Varsy International N.V.                       Netherlands Antilles   100


The subsidiaries omitted from the foregoing list do not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary.